T. ALAN OWEN & ASSOCIATES, P.C.
                                Attorneys at Law
                              One Arlington Centre
                             1112 East Copeland Road
                                    Suite 420
                             Arlington, Texas 76011
TELEPHONE                                                         TELEFAX
(817) 460-4498                                                    (817) 795-0154
(817) 461-6079 -- Metro

                               September 29, 2000



Mr. Mark Wells
Mentor Promotions, Inc.
892 Stegar Town Drive
Suite 34
Rockwall, Texas 75032


         RE: Consent to use of Stock Opinion Letter in Form SB-1 filed by Mentor Promotions, Inc.


Dear Mr. Wells:

         This letter shall serve to evidence my consent to being named as the attorney for Mentor Promotions, Inc. in its registration statement that was filed in connection with the offering described therein, and to the inclusion of my opinion as an exhibit to the registration statement with regard to said corporation and its capital stock.

         Please advise me if I may be of any further service in this matter.

                                                         Sincerely yours,


                                                         /s/  T. Alan Owen
                                                         -----------------
                                                              T. Alan Owen

TAO/jac